PROXY STATEMENT


                 SPECIALIZED HEALTH PRODUCTS INTERNATIONAL, INC.
                               585 West 500 South
                              Bountiful, Utah 84010


                         ANNUAL MEETING OF STOCKHOLDERS

                          To Be Held November 18, 1999



                                  INTRODUCTION

         This Proxy Statement is being furnished to holders of Specialized Health Products International, Inc. (the "Company") common stock, par value $0.02 per share ("Common Stock"), in connection with the solicitation of proxies by the Company for use at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at Little America Hotel and Towers, 500 South Main Street, Salt Lake City, Utah 84101, at 10:00 a.m. (local time Salt Lake City) on November 18, 1999, and at any adjournment(s) or postponement(s) thereof. This Proxy Statement, the enclosed Notice and the enclosed form of proxy are being first mailed to stockholders of the Company on or about October 18, 1999.

VOTING AT THE ANNUAL MEETING

         The Board of Directors of the Company (the "Board") has fixed the close of business on September 20, 1999, as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were outstanding 12,356,440 shares of the Company's Common Stock held by approximately 320 holders of record. On the Record Date there were no shares of the Company's Common Stock held as treasury stock by the Company. Holders of record of the Company's Common Stock on the Record Date are entitled to cast one vote per share, exercisable in person or by properly executed proxy, with respect to each matter to be considered by them at the Annual Meeting. The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of the Company's Common Stock is necessary to constitute a quorum at the Annual Meeting.

         Common Stock will be voted in accordance with the instructions indicated in a properly executed proxy. If no instructions are indicated, such stock will be voted as recommended by the Board. If any other matters are properly presented to the Annual Meeting for action, the person(s) named in the enclosed form(s) of proxy and acting thereunder will have discretion to vote on such matters in accordance with their best judgment. Broker non-votes and abstentions are not treated as votes cast for purposes of any of the matters to be voted on at the meeting. A stockholder who has given a proxy may revoke it by voting in person at the meeting, or by giving written notice of revocation or a later-dated proxy to the Secretary of the Company at any time before the closing of the polls at the meeting. Any written notice revoking a proxy should be sent to Specialized Health Products International, Inc., 585 West 500 South, Bountiful, Utah 84010, Attention: Mr. Charles D. Roe, Secretary.

         The Company's By-laws require the affirmative vote of a plurality of the votes cast at the meeting for the election of directors. The Board recommends that holders of the Company's Common Stock vote FOR the approval of election of the directors proposed by the Board.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

1.       Election of Directors

Board of Directors

         The Company's Board is divided into three classes. One class of directors is elected at each annual meeting of stockholders for a three-year term. Each year a different class of directors will be elected on a rotating basis. The terms of David T. Rovee and Robert R. Walker expire in 1999. The terms of David B. Hurley and Dr. Gale H. Thorne expire in 2000 and the terms of Malinda S. Mitchell and David A. Robinson expire in 2001.

         At this meeting two directors have been nominated by the Board for election to the class whose term expires at the 2002 annual meeting. The persons nominated are David T. Rovee and Robert R. Walker, who are currently directors of the Company.

         Unless otherwise specified, proxy votes will be cast for the election of the nominee as director. If any such person should be unavailable for election, the Board may designate a substitute nominee. It is intended that proxy votes will be cast for the election of such substitute nominee. Stockholder nominations of persons for election as directors are subject to the notice requirements described under the caption "Other Matters" appearing later in this proxy statement. Election of the nominee director requires the affirmative vote of a plurality of the votes cast at the meeting for the election of directors.

         The following pages contain information concerning the nominees and the directors whose terms of office will continue after the meeting. Unless the context otherwise requires, all references in this Proxy to the "Company" shall mean Specialized Health Products International, Inc. ("SHPI") and its subsidiaries, Specialized Health Products, Inc. ("SHP"), Specialized Cooperative Corporation and Iontophoretics Corporation, on a consolidated basis and, where the context so requires, shall include its predecessors.

THE BOARD RECOMMENDS A VOTE FOR THE ELECTION AS A DIRECTOR OF THE NOMINEE NAMED HEREIN.

         Set forth below is certain information concerning each of the directors and executive officers of the Company as of September 20, 1999.

                                                                      With the
      Name                  Age              Position              Company Since

David A. Robinson (1)       56     President, Chairman of the            1993
                                   Board and Chief Executive Officer

Dr. Gale H. Thorne(1)       67     Vice President - Product Development  1994
                                   and Director

Charles D. Roe              48     Vice President - Finance and          1997
                                   Investor Relations, Chief Financial
                                   Officer, Secretary and Treasurer

David G. Hurley(2)(3)       64     Director                              1999

Malinda S. Mitchell         54     Director                              1999

David T. Rovee(2)(3)        60     Director                              1998

Robert R. Walker(2)(3)      70     Director                              1994
---------------

(1)      Member of Executive Committee.
(2)      Member of Audit Committee.
(3)      Member of Compensation Committee.

         David A. Robinson. Mr. Robinson is President, Chief Executive Officer and Chairman of the Board of the Company. He has been a director and officer of the Company since November 1993 and his term expires in 2001. From November 1992 to November 1993, Mr. Robinson was President of EPC Products, Inc., a distribution company based in Bountiful, Utah. From 1981 to 1992, Mr. Robinson was President of Royce Photo/Graphics Supply, Inc., a distributor of photographic and graphic arts equipment and supplies based in Glendale, California. He holds a Masters degree in Business Administration and a Masters degree in Management Science from the University of Southern California.

         Dr. Gale H. Thorne. Dr. Thorne is Vice President - Product Development, for the Company. He has been a director since January 1995 and his term expires in 2000. Dr. Thorne has held his present position as Vice President - Product Development, since October 1994. From 1993 to 1994, Dr. Thorne was Vice
President - Engineering, of Eneco, Inc., a Utah company. During Dr. Thorne's tenure at Eneco, Inc., the company was engaged primarily in the business of prosecuting patent applications relating to cold-fusion technology. From 1989 to 1993, Dr. Thorne was employed as a patent consultant and patent agent with Foster & Foster, a Salt Lake City intellectual property law firm. Dr. Thorne holds in excess of thirty patents and has published numerous technical publications. He has been a technical consultant and a member of the Board of the Small Business Innovation Program of the State of Utah. Dr. Thorne manages all the patent and product development work for the Company and is a patent agent. He holds a Ph.D. in Biophysics from the University of Utah. He is a past president of Thorne, Smith, Astill, Inc., an engineering director for Becton, Dickinson and Company Immunochemistry Division and a vice president and division manager for Varian and Diasonics Ultrasound.

         Charles D. Roe. Mr. Roe is Chief Financial Officer, Vice President - Finance and Investor Relations, Secretary and Treasurer of the Company. He was appointed to his position as Chief Financial Officer and Vice-President in November 1997, he was appointed as Secretary and Treasurer in December 1997 and he has been with the Company since October 1997. Mr. Roe is a certified public accountant licensed in the State of Utah and has principally been engaged in the practice of public accounting since 1976, including four years with Arthur Andersen LLP. From June 1995 through October 1997, Mr. Roe worked in association with Jones, Jensen & Co., a certified public accounting firm which is a member of the McGladrey Network of accounting firms, specializing in audits of public companies. Mr. Roe was employed by Wellshire Services, Inc. from June 1993 to June 1995 providing various services to numerous public and private companies in the United States and Europe. From 1987 to October 1997, Mr. Roe owned and operated a public accounting practice focusing on financial audits, individual and corporate income tax consultation and preparation and other advisory services. Since 1987, Mr. Roe has served on the board of director and as
secretary  of  Covington  Capital  Corporation,   a  privately  owned  financing
business. From June 1995 through November 1996, Mr. Roe was employed by that company providing management services to various companies financed by Covington Capital Corporation. Mr. Roe graduated from the University of Utah with a Bachelor of Arts degree in Accounting.

         David G. Hurley. Mr. Hurley has been a director of the Company since February 1999 and his term expires in 2000. He has spent the last 33 years in the management consulting and financial advisory business. For 25 years at Arthur D. Little, Inc., Mr. Hurley was involved in corporate development consulting with large and mid-sized firms throughout North America. Since 1991, Mr. Hurley has been self employed and working principally as a management consultant and financial advisor. He has a Bachelors degree in Economics, Masters degree in Business Administration and has completed the Advanced Management Program at the Harvard Graduate School of Business.

         Malinda S. Mitchell. Ms. Mitchell has been a director of the Company since February 1999 and her term expires in 2001. Since November 1998, she has been the Senior Vice President and Chief Operating Officer of UCSF Stanford Health Care. From 1975 to 1997 she held a number of additional positions at Stanford Hospital and Clinics, a predecessor of UCSF Stanford Health Care, including, Interim President and Chief Executive Officer, Vice President and Chief Operating Officer and Associate Hospital Director and Director of Nursing. Ms. Mitchell has a Bachelors degree in Nursing from the University of Illinois with a Masters of Nursing degree from Indiana University and a Masters degree in Management from Stanford University.

         Dr. David T. Rovee. Dr. Rovee has been a director of the Company since April 1998 and his term expires in 1999. He is currently President and Chief Operating Officer of Organogenesis, Inc., a publicly traded biotechnology company. Dr. Rovee has been employed full time with Organogenesis, Inc. since 1991. Prior to his employment with Organogenesis, Inc., Dr. Rovee was employed for a twenty-five year period by Johnson & Johnson in various capacities including Vice President and Director of Research and Development for Johnson & Johnson Patient Care, Inc. Dr. Rovee has a Bachelors degree in Biology from Memphis State University, a Masters degree in Zoology from Louisiana State University and a Ph.D. in Development Biology from Brown University.

         Robert R. Walker. Mr. Walker is a director of the Company and has been since March 1994 and his term expires in 1999. He is currently self-employed as a consultant in the health care industry primarily in the area of start-up medical device companies. From 1976 to 1992, Mr. Walker was employed by IHC Affiliated Services Division of Intermountain Health Care, a regional hospital company, from which he retired as President of IHC Affiliated Services. He is also a former Chairman of the Board of AmeriNet, Inc., which is a national group purchasing organization for hospitals, clinics, detox/drug centers, emergency, nursing homes, private laboratories, psychiatric centers, rehabilitation facilities, surgical centers and institutions such as schools and prisons. Mr. Walker is a member of the American Hospital Association and the Hospital Financial Management Association. He holds a Bachelor of Science degree in Business Administration.

         Executive officers of the Company are elected by the Board on an annual basis and serve at the discretion of the Board.

Board Committees

         The Board has an Executive Committee, Audit Committee and Compensation Committee. The Board does not have a nominating committee.

         The Executive Committee held 20 meetings during 1998 and 16 meetings through September 20 of this year. The Executive Committee has most of the power of the Board and can act when the Board is not in session. Members of the Executive Committee are David A. Robinson and Dr. Gale H. Thorne.

         The Company's Audit Committee held 2 meetings during 1998 and 2 meetings through September 20 of this year. The function of the Audit Committee is (a) to review the professional services and independence of the Company's independent auditors and the scope of the annual external audit as recommended by the independent auditors, (b) to ensure that the scope of the annual external audit is sufficiently comprehensive, (c) to review, in consultation with the independent auditors, the plan and results of the annual external audit and the adequacy of the Company's internal control systems, (d) to review, with management and the independent auditors, the Company's annual financial statements, financial reporting practices and the results of each external audit, and (e) to undertake reasonably related activities to those set forth in clauses (a) through (d) above. Members of the Audit Committee are David G. Hurley, David T. Rovee and Robert R. Walker.

         The Company's Compensation Committee held 2 meetings during 1998 and 1meeting through September 20 of this year. The Compensation Committee administers the Company's stock option plan, establishes a general compensation policy for the Company and, except as prohibited by applicable law, may take any and all actions that the Board could take relating to the compensation of employees, directors and other parties. Members of the Compensation Committee are David G. Hurley, David T. Rovee and Robert R. Walker.

Board Meetings and Directors' Attendance

         The Board held 8 meetings and took action by unanimous consent on 6 occasions during 1998. Through September 20 of this year, the Board has held 5 meetings and took action by unanimous consent on 2 occasions. No incumbent director attended fewer than 75 percent of the Board meetings held or fewer than 75 percent of the committee meetings held by committees on which an incumbent director served during 1998 or through September 20 of this year.

Certain Relationships And Related Transactions

         Dr. Gale H. Thorne, a director and officer of the Company, was entitled to a royalty of two and one-half percent on the Company's gross revenues received from the sale of products utilizing the ExtreSafe(R) medical needle, blood collection device and intravenous flow gauge technologies (collectively, the "Thorne Products"). These royalties were agreed to in 1994 in exchange for Dr. Thorne's assignment to the Company of intellectual property rights he owned prior to his involvement with the Company, which intellectual property rights relate to the Thorne Products. In addition, the Company was required under the agreement to pay Dr. Thorne minimum royalty payments of not less than $435,000 over a six year period beginning in 1998. Minimum royalty payments in 1998 and 1999 would have totaled in the aggregate $195,000. In January 1998, Dr. Thorne released the Company from all royalty obligations relating to Thorne Products in exchange for the issuance to Dr. Thorne and his assigns warrants to purchase 750,000 shares of the Company's Common Stock.

Security Ownership of Management and Certain Beneficial Owners

         The following table sets forth certain information with respect to the beneficial ownership of the Common Stock of the Company as of September 20, 1999, for: (i) each person who is known by the Company to beneficially own more than 5 percent of the Company's Common Stock, (ii) each of the Company's directors, (iii) each of the Company's Named Executive Officers (defined below), and (iv) all directors and executive officers as a group. As of September 20, 1999, the Company had 12,356,440 shares of Common Stock outstanding.

                                      Shares
       Name and Address            Beneficially
    of Beneficial Owner(1)           Owned(2)        Percentage of Total(2)           Position
    ----------------------           --------        ----------------------           --------
David A. Robinson(3)                   630,522                 5.0%           President, CEO and Chairman

Dr. Gale H. Thorne(4)                  393,483                 3.1%           Vice President - Product
                                                                              Development and Director

Charles D. Roe(5)                       38,936                    *           Chief Financial Officer, VP
                                                                              Finance and Investor Relations

David G. Hurley(6)                          --                    *           Director

Malinda S. Mitchell(6)                      --                    *           Director

Dr. David T. Rovee(7)                   11,000                    *           Director

Robert R. Walker(8)                    123,000                    *           Director

Executive Officers and               1,196,941                 9.4%
Directors as a Group (seven
persons)


Johnson & Johnson Development        2,000,000                15.0%
Corporation(9)
One Johnson & Johnson Plaza,
New Brunswick, NJ 08933

Asdale Ltd (10)                      1,500,000                11.4%
44 Lowndes Street
London, England

* Less than 1%.
--------------

(1) Except where otherwise indicated, the address of the beneficial owner is deemed to be the same address as the Company.

(2) Beneficial ownership is determined in accordance with SEC rules and generally includes holding voting and investment power with respect to the securities. Shares of Common Stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for computing the percentage of the total number of shares beneficially owned by the designated person, but are not deemed outstanding for computing the percentage for any other person.

(3) Includes 367,719 shares and stock options to purchase 212,500 shares. Also includes 50,303 shares purchased through the Company's 401(k) plan.
(4) Includes 18,000 shares, stock options to purchase 115,000 shares and warrants to purchase 200,000 shares. Also includes 25,000 shares that Dr. Thorne is deemed to beneficially own through a trust and 35,483 shares purchased through the Company's 401(k) plan. See "Certain Relationships and Related Transactions."
(5) Includes 13,936 shares purchased through the Company's 401(k) plan and stock options to purchase 25,000 shares. Does not include stock options to acquire 25,000 which vest in October 2000.
(6) Does not include stock options to purchase 12,000 shares for these directors that vest in December 1999.
(7) Includes 1,000 shares and stock options to purchase 10,000 shares. Does not include stock options to purchase 12,000 shares that vest in December 1999.
(8) Includes stock options to purchase 60,000 shares. Also includes 63,000 shares that Mr. Walker is deemed to beneficially own through a trust. Does not include stock options to acquire 12,000 shares that vest in December 1999.
(9)  Includes 1,000,000 shares and 1,000,000 Series D Warrants.
(10) Includes 750,000 shares and 750,000 Series D Warrants.

         The Company is not aware of any arrangements, the operation of which may, at a subsequent date, result in a change in control of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

         The members of the Board, the executive officers of the Company and persons who hold more than ten percent of the Company's Common Stock are subject to reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, which require them to file reports with respect to their ownership of and transaction in the Company's securities, and furnish the Company copies of all such reports they file. Based upon the copies of those reports furnished to the Company, and written representations that no other reports were required to be filed, the Company believes that all reporting requirements under Section 16(a) for the fiscal year ended December 31, 1998, were met in a timely manner by its executive officers, Board members and greater than ten percent stockholders.

Executive Compensation

         The tables below set forth certain information concerning compensation paid by the Company to its Chief Executive Officer and all other executive officers with annual compensation in excess of $100,000 (determined for the year ended December 31, 1998) (the "Named Executive Officers"). The tables include information related to stock options granted to the Named Executive Officers.

         Summary Compensation Table. The following table provides certain information regarding compensation paid by the Company to the Named Executive Officers.


                           SUMMARY COMPENSATION TABLE

                                            Annual Compensation               Long-Term Compensation Awards
                                                                            Restricted  Stock                     All Other
        Name and                                           Other Annual     Stock       Options/    LTIP        Compensation
   Principal Position       Year Salary($)  Bonus ($)   Compensation($)(1)  Awards ($)    SAR(#)    Payouts($)     ($)(2)
   ------------------       ---- -------    ---------   ------------------  ----------    ------    ----------     ------
David A. Robinson,          1996  240,000      ---            8,000            ---         ---         ---           2,777
President, CEO, Chairman    1997  240,000      ---            4,750            ---         ---         ---           4,150
of the Board and Director   1998  240,000     1,000          10,000            ---         ---         ---          10,428

Dr. Gale H. Thorne, VP      1996  150,000      ---            4,640            ---                     ---              72
                                                                                        40,000(3)
Product Development and     1997  150,000      ---            4,750            ---         ---         ---             429
Director                    1998  150,000     1,000           6,925            ---         ---         ---           6,925

Charles D. Roe, VP          1997   20,833      ---              ---            ---                     ---             ---
                                                                                        50,000(3)
Finance and Investor        1998  100,000     1,000           5,050            ---         ---         ---             226
Relations and CFO

                                       7

Bradley C. Robinson (4),    1996  160,000      ---            5,333            ---         ---         ---             898
Former Officer and          1997  160,000      ---            4,750            ---         ---         ---           1,952
Director                    1998  120,006      ---           59,130(5)         ---         ---         ---           1,115
---------------

(1) Except as otherwise noted, these amounts represent payments by the Company into its 401(k) retirement plan for the benefit of the Named Executive Officer.
(2) These amounts represent the amounts paid by the Company for term life insurance on the lives of the Named Executive Officers with insurance proceeds payable to the beneficiary designated by the Named Executive Officer. These insurance policies have no cash surrender values.
(3) Options issued pursuant to the Company's non-qualified stock option plan ("NQSOP"). See "--Stock Options and Warrants"
(4) Mr. Bradley C. Robinson was a director and Vice-President of Business Development prior to his resignation from the Company in September 1998.
(5) Of said amount $5,333 represents payments by the Company into its 401(k) retirement plan and the balance represents the payment of accrued vacation pay.

Compensation of Directors

         No cash fees or other consideration were paid to employee directors of the Company by the Company for service on the Board during 1998. During 1998, the Company compensated non-employee directors at a rate of $10,000 per year payable in equal quarterly installments along with options to purchase 10,000 shares of the Company's Common Stock that were granted in equal quarterly installments at an exercise price equal to the market price of the underlying Common Stock on the date of grant. The 1999 compensation for non-employee directors will be the same as the 1998 compensation with the exception that options to purchase 16,000 shares of the Company's Common Stock will be granted in equal quarterly installments at an exercise price equal to the fair market value of the underlying Common Stock on the date of grant, but in no event shall the exercise price be less than $2.00 per share. The Company has made no other agreements regarding compensation of non-employee directors. All directors are entitled to reimbursement for reasonable expenses incurred in the performance of their duties as Board members.

Employment and Indemnity Agreements

The Company has entered into employment agreements with Mr. David A. Robinson and Dr. Gale H. Thorne (collectively, the "Senior Executives"). These employment agreements, which have been amended from time to time, provide that (i) Mr. David A. Robinson receive a salary of $240,000 per year and Dr. Gale H. Thorne receive a salary of $165,000 per year beginning; (ii) the Senior Executives' employment agreements are for terms of three years, expiring on January 1, 2002;
(iii) the Senior Executives are entitled to a reasonable car allowance, vacation pay and health insurance; (iv) if the employment of a Senior Executive is terminated by reason of disability or other than for cause, the salary of such Senior Executive will continue for the full term of the agreement; (v) if a Senior Executive is terminated for cause, the salary of such Senior Executive ceases as of the date of termination; (vi) the Company will provide each Senior Executive with up to $1,000,000 of term life insurance while the Senior Executive is employed by the Company; and (vii) the Senior Executives shall keep all proprietary information relating to the business of the Company confidential both during and after the term of the agreements. With one exception, the Company does not have employment agreements with any of its other officers or employees. As of December 31, 1998, the Company had accrued vacation pay of $68,508 and $17,957 owing to Mr. Robinson and Dr. Thorne, respectively. These amounts were paid to Mr. Robinson and Dr. Thorne subsequent to December 31, 1998. The Compensation Committee has made several recommendations with respect to the reduction of the Senior Executives compensation packages. It is expected that such recommendations will be acted upon in the near future.

         The Company has entered into indemnity agreements (the "Indemnity Agreements") with each of its executive officers and directors pursuant to which the Company has agreed to indemnify the officers and directors to the fullest extent permitted by law for any event or occurrence related to the service of the indemnitee as an officer or director of the Company that takes place prior to or after the execution of the Indemnity Agreement. The Indemnity Agreements obligate the Company to reimburse or advance expenses relating to any proceeding arising out of an indemnifiable event. Under the Indemnity Agreements, the officers and directors of the Company are presumed to have met the relevant standards of conduct required by Delaware law for indemnification. Should the Indemnity Agreements be held to be unenforceable, indemnification of these officers and directors may be provided by the Company in certain cases at its discretion.

401(k) Retirement Plan

         Effective in 1996, the Company adopted a 401(k) retirement plan whereby the Company contributes five percent of payroll compensation to the plan and matches employee contributions to the plan on a dollar for dollar basis up to the maximum contribution allowed by applicable tax law. The Named Executive Officers have invested all of the funds in their 401(k) accounts in Common Stock of the Company.

Indemnification for Securities Act Liabilities

         Delaware law authorizes, and the Company's By-laws and Indemnity Agreements provide for, indemnification of the Company's directors and officers against claims, liabilities, amounts paid in settlement and expenses in a variety of circumstances. Indemnification for liabilities arising under the Act may be permitted for directors, officers and controlling persons of the Company pursuant to the foregoing or otherwise. However, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Stock Options and Warrants

         During 1994, the Board of Specialized Health Products, Inc. ("SHP") approved the SHP non-qualified stock option plan (the "SHP NQSOP"). Options granted under the SHP NQSOP were required to have exercise prices not less than the fair market value of the underlying stock at the date of grant as determined by SHP's Board of Directors. The number of shares, terms and exercise period of options granted under the SHP NQSOP were determined by the SHP Board of Directors on an option-by-option basis. On the date of the acquisition wherein SHP became a wholly owned subsidiary of the Company, all options issued under the SHP NQSOP became obligations of the Company and the SHP NQSOP was terminated. As of September 20, options to acquire an aggregate of 18,000 shares of Common Stock were outstanding in connection with the SHP NQSOP. Options issued under the SHP NQSOP expire in September 2000 and are exercisable at $.39 per share.

         On September 1, 1995, the Company adopted the NQSOP and reserved 1,500,000 shares of Common Stock for the possible exercise of options under the plan. The exercise price of options granted under the NQSOP must be not less than the fair market value of the underlying stock at the date of grant as determined by the Board. Options granted under the NQSOP expire five years from the date of grant. As of September 20, 1999, options to acquire an aggregate of 1,446,500 shares of Common Stock at exercise prices ranging from $1.25 to $2.625 per share had been granted and are presently outstanding (not including options granted under the SHP NQSOP).

         On October 22, 1998, the Company's stockholders approved the adoption of the Specialized Health Products International, Inc. 1998 Stock Option Plan (the "Option Plan"). The Option Plan permits the Company to grant "non-qualified stock options" and "incentive stock options" to acquire the Common Stock. The total number of shares authorized for the Option Plan may be allocated by the Board between the non-qualified stock options and the incentive stock options from time to time, subject to certain requirements of the Internal Revenue Code of 1986, as amended. The option exercise price per share under the Option Plan may not be less than the fair market value of a share of Common Stock on the date on which the option is granted and in no event can the exercise price be less than $2.00 per share. A total of 2,000,000 shares are allocated to the Option Plan, but the Option Plan also restricts the total number of shares of Common Stock that the Company can grant option to acquire under all of its stock option plans to 2,000,000 shares. As of September 20, 1999, options to acquire an aggregate of 203,000 shares of Common Stock at an exercise price of $2.00 per share had been granted and are presently outstanding (not including options granted under the SHP NQSOP and the NQSOP). None of the options granted under the Option Plan were granted to executive officers of the Company.

Compensation Committee Interlocks and Insider Participation

         No executive officers of the Company serve on the Compensation Committee (or in a like capacity) for the Company or any other entity.

2.   Other Matters

Discretionary Authority

         At the time of mailing of this proxy statement, the Board was not aware of any other matters which might be presented at the meeting. If any matter not described in this Proxy Statement should properly be presented, the persons named in the accompanying proxy form will vote such proxy in accordance with their judgment.

Independent Public Accountants

         The Company retained Arthur Andersen LLP ("AA") as its independent auditor for the current year. AA has acted as the Company's independent auditor since 1996. The Company expects representatives of AA to be present at the Company's 1999 Annual Meeting of Stockholders. AA will have the opportunity to make a statement at the annual meeting if it desires to do so and it is expected that representatives of AA will be available to respond to appropriate questions if called upon to do so.

Notice Requirements

         Any stockholder who desires to have a proposal included in the Company's proxy soliciting material relating to the Company's 2000 annual meeting of stockholders should send to the Secretary of the Company a signed notice of intent. This notice, including the text of the proposal, must be received no later than February 15, 2000.

Annual Report

         This Proxy Statement has been preceded or accompanied by an Annual Report for the fiscal year ended December 31, 1998 and quarterly report on Form 10-Q for the period ended June 30, 1999. Stockholders are referred to such reports for financial and other information about the activities of the Company, but such reports are not to be deemed a part of the proxy soliciting material.

Expenses and Methods of Solicitation

         The expenses of soliciting proxies will be paid by the Company. In addition to the use of the mails, proxies may be solicited personally, or by telephone or other means of communications, by directors, officers and employees of the Company and its subsidiaries, who will not receive additional compensation therefor. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of proxy solicitation material to certain beneficial owners of the Company's Common Stock, and the Company will reimburse such forwarding parties for reasonable expenses incurred by them.

                                           By order of the Board of Directors,


                                           By  /s/ Charles D. Roe
                                               --------------------------------
                                               Charles D. Roe, Secretary

                                   APPENDIX A

                                   PROXY CARD
                                       for
                         ANNUAL MEETING OF STOCKHOLDERS
                                       of
                 SPECIALIZED HEALTH PRODUCTS INTERNATIONAL, INC

This Proxy is Solicited on Behalf of the Board Of Directors. The undersigned hereby appoints David A. Robinson as Proxy, with the power to appoint his substitute and hereby authorize them to represent and to vote, as designated below, all the shares of Common Stock of Specialized Health Products International, Inc. held on record by the undersigned on September 20, 1999 at the annual meeting of stockholders to be held on November 18, 1999, or any adjournment thereof.


1. Election of Nominee Directors


   [ ] FOR David T. Rovee    [ ] WITHHOLD AUTHORITY to vote for David T. Rovee

   [ ] FOR Robert R. Walker  [ ] WITHHOLD AUTHORITY to vote for Robert R. Walker

2. In their discretion, the Proxy is authorized to vote upon such other business as may properly come before the meeting.

         This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder(s). If no directions are made, this proxy will be voted for the above Proposals.

         Please sign below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporation name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.



Dated: ________________________, 1999       ____________________________________
                                            (signature)



Please mark,  sign,  date and return the    ____________________________________
proxy card  promptly  using the enclosed    (signature if held jointly)
envelope  or proxy  cards may be sent by
facsimile to Colonial  Stock Transfer at    ____________________________________
(801) 355-6505.                             (print name of stockholder(s))


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